THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                [TeraGlobal(TM) COMMUNICATIONS CORPORATION LOGO]

                        WARRANT TO PURCHASE COMMON STOCK

                      (Void After 5 P.M. December __, 2001)

      For value received, _______________________________, or its assigns (the
"Holder"), is entitled to purchase _______________ (________) fully paid and non-assessable shares (the "Shares") of Common Stock of TERAGLOBAL COMMUNICATIONS CORP., a Delaware corporation ("TeraGlobal"), subject to the terms and conditions set forth in this Warrant.

1. Terms of Warrant.

      1.1 Term. This Warrant is being issued effective on June ___, 2000. The term of this Warrant is eighteen (18) months, and must be exercised, if at all, no later than 5:00 P.M., December ___, 2001.

      1.2 Exercise Price. The exercise price shall be $4.00 per Share ("Exercise Price") subject to any adjustments made pursuant to Section 2 of this Warrant.

      1.3 Method of Exercise. At any time during the term of this Warrant, the Holder purchase all or any part (but not for a fraction of a share) of the Shares of Common Stock by surrendering: (i) this Warrant, (ii) an executed Subscription Agreement (in the form attached hereto), and (iii) payment in cash or by check of the aggregate Excercise Price for the number of Shares for which this Warrant is being exercised to TeraGlobal at its principal office. The Shares purchased under this Warrant shall be deemed to be issued to the Holder as of the close of business on the date on which this Warrant is properly exercised.

      1.4 Delivery of Certificate and New Warrant. TeraGlobal will promptly issue to the Holder certificates for the Shares of Common Stock purchased by exercise of this Warrant. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder. If the Warrant is exercised for less than all the Shares represented by this Warrant, TeraGlobal will cancel this Warrant and execute and deliver a new Warrant of like tenor for the balance of the Shares.


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      1.5 Redemption of Warrants. If at any time while a Registration Statement covering the transfer of the Shares is in effect and the closing bid price for the Common Stock as reflected on the Nasdaq National Market (or any other exchange on which the Common Stock is listed), exceeds $7.00 per share for 20 consecutive trading days, then TeraGlobal shall have the option to redeem this Warrant, at a price of $0.01 per Share (the "Redemption Price"). To effect a redemption TeraGlobal will send a written notice of its election to redeem the Warrants at least thirty (30) days prior to a specified redemption. On the redemption date, the holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to TeraGlobal at the principal office of TeraGlobal. From and after the redemption date, all of the Holder's rights (except the right to receive the Redemption Price) shall terminate.

      1.6 Taxes. The Holder shall not be responsible for any taxes arising out of the issuance of the Shares (other than any applicable income taxes) issued upon the exercise of the Warrant. TeraGlobal shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

      1.7 Lost Warrants. Upon receipt of evidence reasonably satisfactory to TeraGlobal of the loss, theft, destruction, or mutilation of this Warrant upon receipt of an indemnity reasonably satisfactory to TeraGlobal, or in the case of any such mutilation upon surrender and cancellation of such Warrant, TeraGlobal, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

      1.8 Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. TeraGlobal shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

      1.9 No Voting or Dividend Rights. The Holder shall not be deemed a stockholders and shall not have the right to receive dividends, vote or consent, or any other rights as a stockholder unless and until this Warrant has been exercised.

2. Adjustments to the Shares.

      2.1 Stock Splits. If TeraGlobal subdivides its outstanding shares of Common Stock into a greater number of shares during the term of this Warrant, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if TeraGlobal combines its outstanding shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this subsection 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

      2.2 Stock Dividend and Distributions. If TeraGlobal declares a dividend or other distribution payable in shares of Common Stock, or rights or shares of any other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, during the term of this Warrant, then Holder, upon exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to


                                       2
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receive such dividend, shall be entitled to receive upon exercise of this
Warrant, in addition to the number of Shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

      2.3 Notices of Changes. TeraGlobal will give the Holder at least ten (10) days' prior written notice of the date on which a record will be taken if it at any time proposes to (i) declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities and whether or not a regular cash dividend; (ii) offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or (v) to liquidate, dissolve or wind up.

      2.4 Exercise Price Adjusted. No such adjustment under this Article 2 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this
Article 2 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. The number of Shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

      2.5 Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Article 2, Holder shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to Shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Article 2.

      2.6 Observance of Duties. TeraGlobal shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid its observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all the provisions of this Article 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Holder's rights under this Article against dilution or other impairment.

3. TeraGlobal's Representations and Warranties.

      3.1 Shares Fully Paid. TeraGlobal represents and warrants that all Shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof.


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

      3.2 Shares Reserved. TeraGlobal further represents and warrants that, during the term of this Warrant, it will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. TeraGlobal will take all such action as may be necessary to assure that such Shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. TeraGlobal will not take any action which would result in any adjustment of the Exercise Price (as set forth in Article 2 hereof) if the total number of Shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the TeraGlobal's Certificate of Incorporation.

4. The Holder's Representations and Warranties.

      4.1 Purchase for Own Account. The Holder represents that it is acquiring this Warrant and the Common Stock issuable upon exercise of this Warrant (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

      4.2 Information and Sophistication. The Holder acknowledges that it has received all the information it has requested from TeraGlobal and considers necessary or appropriate for deciding whether to acquire this Warrant. The Holder represents that it has had an opportunity to ask questions and receive answers from TeraGlobal regarding the terms and conditions of the offering of this Warrant and to obtain any additional information necessary to verify the accuracy of the information given the Holder. The Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

      4.3 Limitations on Disposition. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until: (i) there is then in effect a Registration Statement under the Securities Act of 1933, as amended ("1933 Act") covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (ii) the Holder shall have notified TeraGlobal of the proposed disposition and shall have furnished TeraGlobal with an opinion of counsel, reasonably satisfactory to TeraGlobal, that such disposition will not require registration under the 1933 Act.

      4.4 Legends. It is understood that the certificates evidencing the Common Stock issuable upon exercise hereof (and the Common Stock issuable upon conversion thereof) may bear the following legend and any legend imposed by applicable state securities laws.


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      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
      SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

5. Transfer and Registration.

      5.1 Warrants Transferable. Subject to Article 4 above and compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed along with a completed warrant assignment in the form attached hereto as Exhibit B. TeraGlobal shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by TeraGlobal, at TeraGlobal's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of TeraGlobal any notice to the contrary notwithstanding; but until such transfer on such books, TeraGlobal may treat the registered owner hereof as the owner for all purposes.

      5.2 Registrable Securities. The Common Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities" under that certain Registration Rights Agreement of even date between TeraGlobal and certain investors and, accordingly, has the benefit of registration rights pursuant to that Agreement.

6. General.

      6.1 Modification and Waiver. This Warrant may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      6.2 Notices. Except as otherwise provided in this Warrant, any requirement for a notice, demand or request under this Warrant will be satisfied by a writing (i) hand delivered with receipt; (ii) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or
(iii) sent by Federal Express or any other internationally recognized overnight courier service, and addressed as follows: if to the Holder, at its address as shown on the books of TeraGlobal, until another address is designated in writing by Holder; and if to TeraGlobal, to the Attention: President, TeraGlobal Communications Corp., 9171 Towne Centre Drive, 6th Floor, San Diego, California 92122. All notices that are sent in accordance with this Section 6.2 will be deemed received by the Holder or TeraGlobal on the earliest of the following applicable time periods: (i) the date the return receipt is executed; or (ii) the date


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delivered as documented by the overnight courier service or the hand delivery receipt. Either the Holder or TeraGlobal may designate a change of address by written notice to the other party.

      6.3 Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding TeraGlobal by merger, consolidation or acquisition of all or substantially all of TeraGlobal's assets. All of the obligations of TeraGlobal relating to the Common Stock issuable upon the exercise of this Warrant (and the Common Stock issuable upon conversion thereof) shall survive the exercise and termination of this Warrant. All of the covenants and agreements of TeraGlobal shall inure to the benefit of the successors and assigns of the holder hereof.

      6.4 Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

      6.5 Severability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, TeraGlobal has caused this Warrant to be duly executed by its officers, there unto duly authorized this ______ day of June, 2000.

TERAGLOBAL COMMUNICATIONS CORP.,
 a Delaware corporation


By: ___________________________________
    David Fann, Chief Executive Officer


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                                    EXHIBIT A

                                SUBSCRIPTION FORM

                             Date: _________________

TERAGLOBAL COMMUNICATIONS CORP.
9171 Towne Centre Drive, 6th Floor
San Diego, California 92122-1234

Attn: ___________________________

Ladies and Gentlemen:

      We hereby exercise the warrant issued to us by TeraGlobal Communications Corp. (the "Company") and dated June __, 2000 (the "Warrant") and to purchase thereunder _______________ shares of TeraGlobal's Common Stock at the current Exercise Price (as defined in the Warrant) for an aggregate purchase price of ______________ Dollars ($__________).

      Pursuant to the terms of the Warrant we are concurrently delivering the Exercise Price herewith in full in cash or by certified check or wire transfer. The undersigned also confirms the representations and agreements set forth in
Article 4 of the Warrant.

Very truly yours,


By:___________________________
Name: ________________________

                                    EXHIBIT B

                               WARRANT ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned in that number of shares specified below of that certain Warrant or Warrants identified below to purchase that number of shares of Common Stock of TeraGlobal Communications Corp., a Delaware corporation, specified below and does hereby irrevocably constitute and appoint ______________________ as its Attorney to transfer said shares on the books of said corporation with full power of substitution in the premises.

Dated: ___________, _____


                             SHARES OF COMMON STOCK

--------------------------------------------------------------------------------
Warrant Serial No.     Underlying Warrant      Number of Warrant       Name of
                      (The"Warrant Shares")    Shares Transferred    Transferee
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                         -------------------------------
                         (Print Name of Warrant Holder)


                         -------------------------------
                         (Authorized Signature)


                         -------------------------------
                         (Title, if applicable)